Exhibit 10.25

GOVERNMENT OF EL SALVADOR
MINISTRY OF THE TREASURY

TERMS OF REFERENCE FOR DIRECT HIRING CD No 04/2021 "ATM AND POS SERVICE FOR FINANCIAL OPERATIONS DERIVED FROM THE CRYPTOCURRENCY BITCOIN AT THE NATIONAL LEVEL"

CONTRACT N' 51/2021

We, José Alejandro Zelaya Villalobo, of legal age, public accountant, of this address, with my Single Identity Document {number}, acting on behalf of the MINISTRY OF FINANCE, with Tax Identification {number}, in capacity of Minister, appointed by Executive Agreement number two hundred and sixty-eight issued in Presidential House on the twenty-ninth day of July of two thousand twenty, published in the Official Journal number one hundred and fifty-four Volume number four hundred and twenty-eight on the thirtieth day of July of two thousand twenty, who in this instrument will refer to myself THE CONTRACTOR, on the one hand, and on the other, Carlos Miguel Rivas Carrillo, Employee, thirty-three years old, of the address of Santa Tecla, Department of La Libertad, with my Unique Identity Document {number}, and with Tax Identification {number}, acting as Sole Proprietor and Legal Representative, of the Company ATHENA HOLDINGS EL SALVADOR, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, abbreviated AHES, S.A. DE C.V., with Tax Identification {number}, of Salvadoran nationality, of the domicile of San Salvador, through: a) Public Deed of Constitution of the Company ATHENA HOLDINGS EL SALVADOR, A PUBLIC LIMITED COMPANY WITH VARIABLE CAPITAL, abbreviated AHES, S.A. DE C.V., granted in the city of San Salvador, Department of San Salvador on the sixth day of November of the year two thousand twenty, before the notarial offices of Sandra Larissa Merino Perez; whom is registered in the Register of Commerce of the Register of Companies, the fourth day of December of two thousand twenty, of which it consists that their name, nationality, nature, and domicile are as set out above, that the time limit is indeterminate; and that its purpose is the import and administration of ATMs; educational services in the field of virtual currencies; advice and consultancy on virtual matters, among others, establishing in Clause XI that the Administration of the Company, may be entrusted to a Sole Proprietor Administrator and his respective Alternate or to a Board of Directors composed of three Owner Directors and at least one Alternate, to be called: Director President, Vice President Director, and Secretary Director, lasting in the office for one term of seven years; similarly, Clause XII states that legal, judicial and extrajudicial of the Company, as well as the use of the social signature, will correspond to the sole Administrator Owner or the President Director of the Board of Directors, being able to appear, grant, subscribe and sign all kinds of acts, businesses, contracts, documents, instruments and deeds of any class and nature, among other powers conferred in the same instrument; and in Clause XXII, it is agreed to appoint me Sole Proprietor Administrator, for the first period of seven years, counted from the inscription in the Register of Commerce of said Public Deed of Constitution which is in force to date, so I am fully entitled to grant acts such as the present; who in this instrument will be referred to as THE CONTRACTOR, and in the qualities before expressed WE MANIFEST: That we have agreed to grant and in effect we grant from the Direct Contracting process CD No. 04/2021, called "ATM SERVICE OPERATIONS FINANCIAL DERIVATIVES OF THE CRYPTOCURRENCY BITCOIN AT A NATIONAL LEVEL", this contract in accordance with the Law on Procurement and Contracting of the Public Administration, which in hereinafter referred to as LACAP, its Regulation hereinafter referred to as RELACAP, and the clauses detailed below: l) OBJECT OF THE CONTRACT: The contractor undertakes to provide the ATM Service for financial operations derived from the Bitcoin cryptocurrency at the level national, with a validity of up to three years from the date of subscription of this instrument, in accordance with the following Terms of Reference and General Conditions:

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GOVERNMENT OF EL SALVADOR
MINISTRY OF THE TREASURY

1.       ATM TERMS OF REFERENCE

ATMs shall ensure the following services and features:

Description

1.	That they accept payment in bitcoin on-chain and lightning network.

2.	Bank grade equipment to accept and issue U.S. dollars.

3.	Vaults for cash of 12 gauge rolled steel.

4.	Auditable locks that allow you to review the records of when and who opens the vault.

5.	21" high-definition touch screen.

6.	Camera for capturing users for compliance with money and asset laundering prevention.

7.	Dedicated scanner for QR code captures.

8.	Printing receipts on thermal paper.

9.	Integrated ups to help against eventual power outages.

10.	Custom units with design indicated by the Ministry of Finance through 10 of the Contract Administrator.

11.	Training on the use of ATMs.

12.	Transfer of securities between the ATM and the financial institution (withdrawal and supply).

13.	Depreciation of the equipment,

14.	Leasing of space for ATM location.

15.	Electric power costs.

16.	ATM software usage.

17.	ONCHAIN transactions (network free).

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GOVERNMENT OF EL SALVADOR
MINISTRY OF THE TREASURY

Description

18.	Consumable inputs (thermal paper).

19.	Repair and maintenance of the ATM.

20.	Market (social media, CM, among others).

21.	Customer service management.

22.	Development of management, legal, operational, accounting and financial structure.

23.	Municipal taxes and fees.

24.	Insurance policy against failure of the ATM and values contained in the vault.

25.	ATMs must ensure that cash can be entered and withdrawn.

26.	Customer service line available 24 hours a day, 7 days a week.

27.	Development of the software for the integration of the ATM with the Government API.

28.	Management of KYC/AML under Salvadoran legislation and international standards.

29.	The Contractor shall submit to the Contract Administrator, a monthly statistical report on the service provided in this Contract.

2.        TECHNICAL CONDITIONS OF THE ATMs

Description

1.	ATMS installation time: maximum 35 calendar days from the day following the signing of this agreement and order of commencement by the Administrator of Contract.

2.	Installation of the ATMs at the national level determined by the Administrator of the Contract. In these points, wireless internet service will be guaranteed for the operation of ATMs, as well as the security of equipment.

3.	The Ministry of Finance may reduce or increase the quantity of ATMs during the execution of the contract, in accordance with the institutional requirements of the pay the contractor the ATMs which are enabled to supply the service.

4.	The replacement of the ATMs, by damages will be immediately.

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GOVERNMENT OF EL SALVADOR
MINISTRY OF THE TREASURY

(II) CONTRACTUAL DOCUMENTS: The following documents form an integral part of the contract; request, reasoned resolution, additions (if any), clarifications (if any), offer, decision toward, guarantee of performance of contract and other documents emanating from the This contract, the four are complementary to each other and shall be jointly concluded.

III) SOURCE OF RESOURCES, PRICE AND FORM OF PAYMENT: The obligations arising from the present instrument will be covered from the Fund of the General Budget of the Nation, which has verified the corresponding allocated budget, in the fiscal year two thousand twenty-one. The Contractor undertakes to cancel the Contractor: a) for the installation of two hundred ATMs nationwide, a single payment of (US $339,000.00) including the Property Transfer Tax and the Provision of Services; and b) for the monthly service of two hundred ATMs, the amount of (US $282,500. 00), being the unit price per ATM of (US $1,412. 50), including the Tax on the Transfer of Goods and to the Provision of Services. The one-time payment for installation of two hundred ATMs at national level shall be made once the proof of application has been submitted and thereof, subscribed by the contractor and the contract administrator. Payments monthly for the service of two hundred ATM nationwide modality twenty-four hours, seven days a week, will be carried out within sixty working days after the remaining corresponding, or within thirty days for companies. qualified as MYPES, provided for presentation of the original receipt record signed by the Contractor and the Contract Administrator or proof of delivery in the name of the Ministry of Finance. The payments detailed above are the Ministry of Finance's Directive at the end of the account banking established by the Contratista by means of affidavit for bank account submitted to the Department of Treasury. The procedure of withdrawal of the Quedan should be realized within three working days after the minutes have been signed.

IV) VALIDITY: The validity of this Agreement is up to three years from the subscription of this instrument.

IV) WARRANTY: To ensure compliance with the obligations arising from this contract the contractor will grant in favor of the State and Government of El Salvador in the Field of Finance: Guarantee of Performance of Contract, in accordance with article thirty-five of the LACAP, which must be bond issued by banks and insurance companies authorized by the Superintendency of the Financial System of El Salvador, in this case is established for an amount equivalent to ten (10%) percent of the total contracted value, and whose validity will exceed in ninety (90) calendar days to the contractual term, counted from the date of subscription of the contract.

(VI) ADMINISTRATION OF THE CONTRACT: The monitoring of the fulfillment of the contractual obligations will be in charge of the Contract Administrator and among other powers will have those established in articles eighty-two Bis and one hundred and twenty-two of LACAP; forty-two and third paragraphs and seventy-four, seventy-five second paragraph, seventy-seven, eighty-eighty-one of RELACAP and as applicable as set out in the Procedures Manual for the Procurement Management Cycle and Contracting of public administration institutions will also issue the start order the contractor's Performance Assessment and shall forward it to the Department of Institutional Acquisitions and Contracting within eight working days after the end of the contractual term. In the event that the Contract Administrator is replaced, regardless of the reason or there is modification in the position, only the Executive Agreement will be modified corresponding, being the responsibility of the head of the requesting unit the procedure and the referred copy thereof to the Financial Directorate and the Procurement and Contracting Department, in addition to informing the contractor about the change made.

VII) RECEIPTS: It will be up to the Contract Administrator in coordination with the contractor, the preparation and signature of the minutes of receipt in accordance with article eighty-two bis literals e) and f) of the LACAP, which contain at least what is laid down in Article seventy-seven of RELACAP and distribute them within three working days after they are subscribed, as follows: To the contractor and the Department of Acquisitions and Institutional Contracting.

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GOVERNMENT OF EL SALVADOR
MINISTRY OF THE TREASURY

VIII) MODIFICATION: By common agreement the present contract may be modified or extended in its term and validity before the expiration of its term, of compliance with the provisions of Articles eighty-three A and eighty-three B of LACAP; likewise the amount of the contract may be amended if it is necessary to make variations to the quantities originally agreed, in such cases the terms and amounts of the Guarantee of Performance of Contract must be modified or extended; the contracting institution must issue the corresponding resolution which will be signed by the legal representative and subsequently the amendment, will be signed by the Holder and the Contractor, which shall form part of this contract.

VIII) EXTENSION: By common agreement on this contract may be extended in accordance with articles eighty-three of LACAP and seventy-five of RELACAP, in such cases the time limits must be modified or extended and amounts of the Contract Performance Guarantee; for which the contracting institution shall issue the corresponding resolution that will be signed by the Holder and subsequently the extension of the contract, will be signed by the Owner and the Contractor, which will be part of this contract.

(X) ASSIGNMENT: Unless expressly authorized by the contractor, the contractor may not transfer or assign in any capacity, the rights and obligations arising from this contract. The transfer or assignment made without the aforementioned authorization will lead to the expiration of the contract, and it will also proceed to effect the Guarantee of Compliance of Contract.

XI) SANCTIONS: In case of non-compliance the commission is expressly subject to the penalties arising from the LACAP either the imposition of the fine for late payment, disqualification, extinction, which shall be imposed following due process by the contracting party, to whose jurisdiction it submits for the purposes of its imposiciion.

(XII) GROUNDS FOR CONTRACTUAL TERMINATION: The present contract will be terminated for the following reasons: By the expiration, by mutual agreement between the contracting parties or by revocation.

(XII) TERMINATION BILATERAL Contracting Party may agree to the termination of the contractual obligations in any moment, as long as there is no other cause of end to the Contractor and for reasons of public interest make the term of the contract or inconvenient, without more responsibility than that which corresponds to the execution of the portion of the actual service realized.

XIV) CONFLICT RESOLUTION: In case of conflict both parties are subject to headquarters judicial for this purpose as a special domicile the city of San Salvador, of whose tribunals they submit.

XV) INTERPRETATION OF THE CONTRACT: The contract reserves the right to interpret this contract, in accordance with the Constitution de la República, LACAP, RELACAP, other applicable law, and the General Principles of Administrative Law and in the manner in which most agrees with the interests of the contracting party, in respect of the service, which is the subject of this instrument, in this case, the instructions may be issued in writing. The Contractor expressly accepts such provision issued in this respect by the contracting party.

XVI) SOCIAL RESPONSIBILITY: In case it is it will be confirmed by the Directorate-General for Labor Inspection of the Ministry of Labor and Social Security, non-compliance by the offer with the prohibits the use of child labor and the protection of adolescent workers; or whether or not the conduct available under Article 158 Roman V) b) of the LACAP, relating to the invocation of false facts in order to obtain the award of the contract. Shall mean that the non-compliance of the directorate in question has been found, if during the process of reinspection it is determined that there was correction for having committed an infringement or on the contrary a punitive procedure, and in the case shall the final resolution.

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GOVERNMENT OF EL SALVADOR
MINISTRY OF THE TREASURY

XVII) LEGAL FRAMEWORK: The legal framework applicable to this Contract Direct, the Law on Procurement and Contracting of the Public Administration and its Regulations, and in subsidiary form the Laws of the Republic of El Salvador, applicable to this type of process.

XVIII) NOTIFICATIONS AND COMMUNICATIONS: The contractor signals the place to receive notifications on Department of Institutional Procurement and Contracting of the Ministry of Finance, {address} San Salvador and the contractor points for the same. The following address shall be added to the following {address}, Colonia San Benito, San Salvador or email carlos@athenabitcoin.com. In order to change the place to receive notice from the contractor, the latter shall communicate in writing to the Department of Procurement and Contracting Institution l. San Salvador, thirty days of the month of July of the year two thousand twenty-one.

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GOVERNMENT OF EL SALVADOR
MINISTRY OF THE TREASURY

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